SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


               Date of Earliest Event Reported: September 2, 1999


                       AMERICAN INDEPENDENT NETWORK, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                 000-23105                  75-2504551
 (State or other jurisdiction  (Commission File Number)       (IRS  Employer
      of incorporation                                      Identification  No.)
      or organization)


                         6125 Airport Freeway, Suite 200
                           Haltom City, Texas   76117
          (Address of principal executive offices, including zip code)

                                 (817) 222-1234
              (Registrant's telephone number, including area code)

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Item  1.     Changes  in  Control  of  Registrant

     On September 2, 1999, American Independent Network, Inc. (the "Company") closed a transaction (the "HTV Transaction") whereby the Company issued and sold 11,000,000 shares of its common stock to Hispano Television Ventures, Inc.
("HTV")  for  $500,000  in  cash.    The  Company  believes  that  HTV  issued
convertible debt to pay for the shares. HTV now owns approximately 57.9% of the presently outstanding shares of common stock of the Company.

Item  2.     Acquisition  or  Disposition  of  Assets

          In August, 1999, the Company entered into an Asset Transfer Agreement (the "Asset Transfer Agreement") with HTV whereby HTV agreed to pay certain obligations of the Company totaling $82,500, and the Company agreed to repay this amount to HTV on or before August 20, 1999 and to give HTV eight months of free use of the satellite uplink equipment and the satellite transponder, both of which the Company leases from third parties.

     The Asset Transfer Agreement provided that if the Company does not meet the terms of the Asset Transfer Agreement, then the Company is obligated to immediately transfer and assign to HTV: (i) the leases to the uplink equipment and the satellite transponder; and, (ii) the Company's FCC Radio Station Authorization (the "Earth Station License"), which was granted to the Company in 1997. The Earth Station License authorizes the Company to build and operate a domestic fixed transmit/receive C-band earth station uplink system on the Company's premises. The Earth Station License expires in July, 2007. The
Company  has  not  yet  built  the  earth  station  uplink  system.

     The Asset Transfer Agreement provided that if the asset transfer is effectuated, HTV would allow the Company to use the transferred assets for a satellite usage fee of $22,500 per month, with one month of free usage, and the Company would be able to continue providing its programming to its network affiliates.

      The leases to the uplink equipment and the satellite transponder, and the Earth Station License are material and major assets of the Company. Although the Company did not repay HTV, the asset transfer has not been effectuated at this time. As part of the HTV Transaction, HTV will assist in the management of the operations of the Company on a interim basis.

Item  5.     Other  events

     In connection with the HTV Transaction, the Company and HTV have entered into discussions for a business combination which could result in HTV owning a greater percentage of the Company's common stock.

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Item  7.     Financial  Statements  and  Exhibits

Financial  Statements

          None.

Exhibits

10.1     HTV  Transaction

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              American  Independent  Network,  Inc.

October  15,  1999
                              _________________________________
                              /s/  Randy  Moseley
                              Randy  Moseley
                              Director,  CEO  and  President

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